Exhibit 99.1

Contact: Tempur-Pedic Investor Relations, 800-805-3635

TEMPUR-PEDIC REPORTS SECOND QUARTER EPS UP 25% TO $0.30

– Net Sales Up 14% to $219 million

– Increases Full Year 2006 Earnings Per Share Guidance

LEXINGTON, KY, July 20, 2006 – Tempur-Pedic International Inc. (NYSE: TPX), the leading manufacturer, marketer and distributor of viscoelastic and premium mattresses and pillows worldwide, today announced net sales and earnings for the second quarter ended June 30, 2006.

Second Quarter 2006 Summary

•	Net sales rose 14% to $219.0 million from $192.6 million in the second quarter of 2005. Retail channel sales increased 21% in the U.S. and 21% worldwide. Sales in the U.S. furniture retail channel were especially strong, with an increase of 29%. Sales in the international retail channel increased 20%.

•	Earnings per share (EPS) rose 25% to $0.30 per diluted share in the second quarter of 2006 from $0.24 per diluted share in the second quarter of 2005. Share repurchases completed in the second quarter of 2006 contributed less than half a cent to second quarter 2006 fully diluted EPS.

•	Worldwide, mattress unit growth increased 17%. Domestic mattress unit growth was especially strong increasing 22%.

•	Cash flow provided by operations increased to $35.0 million in the second quarter of 2006 from $15.0 million in the second quarter of 2005. The increase was principally driven by improved working capital. For the six months ended June 30, 2006, cash flow provided by operations increased to $86.5 million from $49.1 million for the six months ended June 30, 2005.

•	The Company made a voluntary prepayment of $20.5 million on its European term loan, in excess of its scheduled principal payment of $4.9 million, for a total principal reduction of $25.4 million. This is the second consecutive quarter during which the Company has made a voluntary prepayment in excess of $20 million on its European term loan.

•	During the second quarter, the Company purchased 3.3 million shares of its common stock at a total cost of $45.8 million.

President and Chief Executive Officer H. Thomas Bryant commented, “Tempur-Pedic International turned in another solid quarter of net sales and earnings in the second quarter. We believe the initiatives we put in place to accelerate growth are gaining momentum and we are succeeding in our efforts to control costs. In addition, we continued to selectively add high quality retail partner stores reflecting our strategy to ensure improved established account and new store productivity.

Bryant continued, “We benefited from ongoing efforts to improve the overall financial strength of the business in the second quarter. Strong performance throughout our operations generated significantly improved mattress unit growth, working capital and productivity.

“Late in the second quarter, we began shipping our two new high-end U.S. mattresses, ‘The GrandBed by Tempur-Pedic™’ and ‘The RhapsodyBed by Tempur-Pedic™’. Dealer interest in both models has exceeded our expectations and we experienced stock outs. As a result, we had to allocate new products to select dealers. We anticipate fulfilling these orders in the third quarter.

“In July, we began shipping the redesigned Classic model following a successful close-out program on remaining inventory of the old Classic. Dealer and consumer interest for all of our new models continues to be strong and we currently expect to expand floor space throughout the second half of the year.

“Internationally, we continue to experience strong mattress growth across our retail markets. Our premium products are enjoyed by consumers throughout the world, and, in fact, we believe no U.S. bedding manufacturer has more substantial company-owned foreign operations than Tempur-Pedic. Reflecting international strength, we voluntarily prepaid $20.5 million on our European term loan, which coupled with our scheduled principal payment reduced international debt by $25.4 million.”

Chief Financial Officer Dale Williams noted, “While our strategy for growth through retail and mattress share gains has been effective, we continue to be affected by channel and product mix. Direct sales are down and pillow sales are flat versus prior year, which has negative implications for gross margin. In addition, gross margin was slightly impacted by the close-out of the old Classic. However, initiatives to generate productivity improvements and cost reductions throughout our manufacturing and supply chain operations have yielded significant benefits. As a result of these initiatives, we currently expect gross margin to improve during the second half of the year.”

Bryant concluded, “The viscoelastic bedding category created by Tempur-Pedic 15 years ago continues to expand and take market share from innerspring mattress manufacturers. As Tempur-Pedic scales toward our goal of becoming the world’s largest mattress manufacturer, we will continue to ensure we have the business infrastructure and management team aligned to support this growth. To that end, I am pleased to announce the appointment of Rick Anderson to the newly created position of Executive Vice President and President, North America. Rick brings more than 23 years of global management, marketing and sales experience. In this new role, Rick will lead our North American sales and marketing organizations.”

Share Repurchase Program

During the second quarter of 2006, the Company purchased 3.3 million shares of its common stock for a total cost of $45.8 million. From the commencement of the repurchase program on October 20, 2005 through the end of the second quarter of 2006, the Company has purchased 18.1 million shares of its common stock for a total cost of $220.0 million.

2006 Guidance

The Company confirmed its previous guidance for net sales and increased guidance for GAAP diluted earnings per share for full year 2006. The Company continues to expect full year 2006 net sales to range from $940.0 million to $970.0 million, an increase of 12% to 16% over 2005. The Company increased its full year 2006 guidance for GAAP diluted earnings per share to reflect shares repurchased during the second quarter of 2006, interest expense on associated borrowings and charges related to recent incentive stock option grants. Compared to the Company’s previous GAAP EPS guidance of $1.24 to $1.29, the Company currently expects GAAP diluted earnings per share for 2006 to range from $1.26 to $1.31, which would represent an increase of 30% to 35% over the Company’s GAAP EPS for 2005. The Company also notes that its expectations are based on information available at the time of this release, and are subject to changing conditions, many of which are outside the Company’s control.

Conference Call Information

Tempur-Pedic International will host a live conference call with President and Chief Executive Officer H. Thomas Bryant, and Chief Financial Officer Dale Williams to discuss second quarter financial results today, July 20, 2006 at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The dial-in number for the conference call is 866-825-3209, conference ID#19456521. The call is also being webcast, and can be accessed at http://www.tempurpedic.com/ir.

For those who cannot listen to the live broadcast, a replay of the call will be available from July 20, 2006 at 8:00 p.m. Eastern Time through July 27, 2006. To listen to the telephone replay, dial 888-286-8010, conference ID #17893545.

An archived webcast will also be available on the Tempur-Pedic International investor relations website at http://www.tempurpedic.com/ir.

Forward-looking Statements

This release contains “forward-looking statements,” within the meaning of federal securities laws, which include information concerning one or more of the Company’s plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including without limitation, statements relating to the impact of initiatives to accelerate growth and maintain costs, the rollout and market acceptance of new products, and expectations regarding floor expansion in the retail channel, gross margin improvement and net sales and net income for 2006, are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. These risk factors include general economic and industry conditions and consumer confidence; uncertainties arising from global events; the effects of changes in foreign exchange rates on the Company’s reported earnings; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to further penetrate the US retail furniture channel, including the timing of opening or expanding within large retail accounts; the Company’s ability to continuously improve its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; and rising commodity costs. Additional information concerning these and other risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission, including without limitation the Company’s annual report on Form 10-K under the headings “Special Note Regarding Forward-Looking Statements” and “Risk Factors”. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

About the Company

Tempur-Pedic International Inc. (NYSE: TPX) manufactures and distributes Swedish Mattresses and Neck Pillows™ made from its TEMPUR® pressure-relieving material: a proprietary material that conforms to the body to provide support and help alleviate pressure points. Products are currently sold in over 70 countries under the TEMPUR® and Tempur-Pedic® brand names. World headquarters for Tempur-Pedic International is in Lexington, KY. For more information, visit http://www.tempurpedic.com or call 800-805-3635.

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES

Consolidated Statements of Income

(In thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2006	2005	Chg %	2006	2005	Chg %
Net sales	$218,962	$192,615	14%	$447,548	$414,994	8%
Cost of sales	112,446	94,080		229,778	202,216

Gross profit	106,516	98,535	8%	217,770	212,778	2%

Selling and marketing expenses	40,353	38,149		85,095	83,118
General and administrative expenses	17,950	15,276		36,405	34,366
Research and development expenses	951	513		1,791	1,317

Operating income	47,262	44,597	6%	94,479	93,977	1%

Other income (expense), net:
Interest expense, net	(6,217)	(4,864)		(10,674)	(10,227)

Loss on extinguishment of debt	—	—		—	(717)
Other income (expense), net	(55)	412		(148)	327

Total other expense	(6,272)	(4,452)		(10,822)	(10,617)

Income before income taxes	40,990	40,145		83,657	83,360
Income tax provision	14,878	15,295		30,652	31,760

Net income	$26,112	$24,850	5%	$53,005	$51,600	3%

Earnings per share:
Basic	$0.31	$0.25		$0.61	$0.52

Diluted	$0.30	$0.24		$0.59	$0.50

Weighted average shares outstanding:
Basic	84,377	98,792		86,848	98,607

Diluted	87,460	103,431		90,246	103,315

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except per share amounts)

	June 30, 2006	December 31, 2005	Chg %
ASSETS

Current Assets:
Cash and cash equivalents	$15,812	$17,855
Accounts receivable, net	123,916	111,726
Inventories	71,773	81,064
Prepaid expenses and other current assets	11,336	11,072
Income taxes receivable	—	19
Deferred income taxes	7,819	6,532

Total Current Assets	230,656	228,268	1%

Property, plant and equipment, net	206,519	193,224
Goodwill	200,045	199,962
Other intangible assets, net	72,414	73,908
Deferred financing and other non-current assets, net	6,969	6,949

Total Assets	$716,603	$702,311	2%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$37,590	$33,639
Accrued expenses and other	63,276	56,570
Income taxes payable	12,410	—
Current portion of long-term debt	22,673	30,770

Total Current Liabilities	135,949	120,979	12%

Long-term debt	394,461	313,711
Deferred income taxes	39,262	40,386
Other non-current liabilities	720	906

Total Liabilities	570,392	475,982	20%

Stockholders’ Equity:
Common stock, $.01 par value; 300,000 shares authorized; 99,215 shares issued as of June 30, 2006 and December 31, 2005	992	992
Additional paid in capital	261,092	255,369
Deferred stock compensation, net of amortization of $13,219 and $12,312 as of June 30, 2006 and December 31, 2005, respectively	(1,289)	(2,196)
Retained earnings	84,179	46,245
Accumulated other comprehensive income	2,293	1,137
Treasury stock, at cost; 16,362 and 6,767 shares as of June 30, 2006 and December 31, 2005, respectively	(201,056)	(75,218)

Total Stockholders’ Equity	146,211	226,329	(35)%

Total Liabilities and Stockholders’ Equity	$716,603	$702,311	2%

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES

Consolidated Statement of Cash Flows

(In thousands)

	Six Months Ended June 30,
	2006	2005	Chg %
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$53,005	$51,600
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,373	12,590
Amortization of deferred financing costs	820	1,303
Loss on extinguishment of debt	—	717
Amortization of stock-based compensation	1,504	1,649
Allowance for doubtful accounts	1,491	1,310
Deferred income taxes	(2,411)	(1,561)
Foreign currency adjustments	274	194
Loss on sale of equipment and other	288	575
Changes in operating assets and liabilities:
Accounts receivable	(9,516)	(9,114)
Inventories	10,871	(18,057)
Prepaid expenses and other current assets	72	1,133
Accounts payable	2,231	(1,597)
Accrued expenses and other	3,575	(4,983)
Income taxes payable/receivable	11,933	13,365

Net cash provided by operating activities	86,510	49,124	76%

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for trademarks and other intellectual property	(503)	(1,138)
Purchases of property, plant and equipment	(18,561)	(48,726)
Proceeds from sale of equipment	31	182

Net cash used by investing activities	(19,033)	(49,682)	62%

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term revolving credit facility	133,500	53,000
Repayments of long-term revolving credit facility	(13,000)	(17,000)
Repayments of long-term debt	(52,873)	(32,276)
Repayments of Series A Industrial Revenue Bonds	(1,920)	—
Common stock issued, including reissuances of treasury stock	2,851	1,697
Excess tax benefit from stock based compensation	5,140	—
Treasury stock repurchased	(144,000)	—
Payments for deferred financing costs	(702)	—

Net cash (used) / provided by financing activities	(71,004)	5,421	(1410)%

NET EFFECT OF EXCHANGE RATE CHANGES ON CASH	1,484	(5,063)

Decrease in cash and cash equivalents	(2,043)	(200)

CASH AND CASH EQUIVALENTS, beginning of period	17,855	28,368

CASH AND CASH EQUIVALENTS, end of period	$15,812	$28,168	(44)%

Summary of Channel Sales

The Company generates sales through four distribution channels: retail, direct, healthcare and third party. The retail channel sells to furniture, specialty and department stores globally. The direct channel sells directly to consumers. The healthcare channel sells to hospitals, nursing homes, healthcare professionals and medical retailers. The third party channel sells to distributors in countries where Tempur-Pedic International does not operate its own distribution company.

The following table highlights net sales information, by channel and by segment, for the second quarter of 2006 compared to 2005:

($ in thousands)

	CONSOLIDATED		DOMESTIC		INTERNATIONAL
	Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,
	2006	2005	2006	2005	2006	2005
By Sales Channel
Retail	$173,351	$143,642	$117,634	$97,109	$55,717	$46,533
Direct	20,353	26,166	18,125	22,222	2,228	3,944
Healthcare	10,204	10,605	2,924	2,594	7,280	8,011
Third Party	15,054	12,202	3,983	2,129	11,071	10,073

Total	$218,962	$192,615	$142,666	$124,054	$76,296	$68,561

Summary of Product Sales

A summary of net sales by product is reported below:

($ in thousands)

	CONSOLIDATED		DOMESTIC		INTERNATIONAL
	Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,
	2006	2005	2006	2005	2006	2005
Net Sales
Mattresses	$149,870	$130,788	$105,149	$91,022	$44,721	$39,766
Pillows	29,050	28,579	12,625	12,010	16,425	16,569
Other	40,042	33,248	24,892	21,022	15,150	12,226

Total	$218,962	$192,615	$142,666	$124,054	$76,296	$68,561

Units Sold(1)
Mattresses	178,742	152,837	105,115	86,436	73,627	66,401
Pillows	575,044	585,257	244,280	252,327	330,764	332,930

(1)	Units sold represent net sales after consideration of returned mattresses and pillows and excludes units shipped to fulfill warranty claims and promotional activities.